Exhibit 99.1

Authentidate Holding Corp.

Shareholder Update Conference Call SCRIPT

March 18, 2015

Operator:

Ladies and gentlemen, thank you for standing by. Welcome to the Authentidate Holding Corp. Shareholder Update Conference Call. During today’s presentation all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. If you have a question, please press the star, followed by the one, on your touch-tone phone. Please touch star, zero, for Operator assistance. If you are using speaker equipment, it will be necessary to pick up the handset before making your selection. This conference is being recorded today, Wednesday, March 18, 2015.

I would now like to turn the conference over to our host, Mr. James Carbonara with Hayden IR. Please go ahead, sir.

James Carbonara:

Thank you. Welcome to everyone joining us. On the call with me today from Authentidate are Mr. Ian Bonnet, Chief Executive Officer and Mr. Bill Marshall, Chief Financial Officer.

Before we get started, let me take a moment to read the forward-looking statement.

This conference call contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

With that concluded, let me turn the discussion over to Ian Bonnet, CEO of Authentidate Holding Corp. Ian, please proceed.

Ian Bonnet

Thank you James.

Good afternoon and thank you for joining us for today’s call. I want to start with reinforcing that I’m excited to be here today and to have been selected as Authentidate’s CEO. We have some challenges that we need to address, but we already have detailed plans in place and actions are being taken to address those challenges. I am motivated by solving complex business problems; I have my entire career, particularly when I can clearly see how we will get to where we need to be and particularly when the path is challenging. The facts are, we have a real and proven solution set that we can deliver to a growing addressable market and we have a talented and devoted team of people with the skills necessary to achieve success for our customers, our company, and our shareholders.

I’ve been on the job for exactly 4 weeks, and felt it was important to address the investment community directly. I know you have a lot of questions and we are going to give you an opportunity to ask them as a part of this call. But first, I will directly address several topics:

1.	First, I will briefly introduce myself;

2.	Second, I will spend a few minutes addressing the recent news about our contract with the VA and the financial implications of the VA’s decision;

3.	Next, I will spend a few minutes addressing the broader opportunities in the markets we serve and why we believe being in this business can create value.

4.	And finally, I will share my initial impressions of and the plan we have for the Company moving forward.

First, a little bit about me and why I am well equipped to lead this company through this next phase. I have spent my entire career in the healthcare industry working first for two of the world’s largest consulting firms… Ernst & Young and Deloitte Consulting. With these firms, I supported hospitals, health plans, technology companies, and government agencies, and helped my clients develop solid business and technology solutions and execute those solutions to grow their businesses and achieve success for their customers, their stakeholders, and their shareholders. In those firms, I also built practices that generated profitable revenue.

Most recently I led and managed two major initiatives at Anthem, formerly WellPoint, one of the nation’s largest for-profit health benefits companies. In my last role at Anthem, I led the execution of Anthem’s business and technology build to enter the post healthcare reform “on and off” exchange market place. It was a significant challenge in an environment of constantly changing requirements. And as you may remember the federal insurance exchanges and some of the state exchanges weren’t ready for all of the mandated changes, but the team I led was ready. As a result, Anthem emerged as the largest player in the “on exchange” individual market. We built the business and in two years had a profitable, multi-billion dollar business.

World class execution has been engrained into my DNA.

First I am an operator, a seasoned, disciplined manager with experience in every aspect of Authentidate’s value chain, and I have a proven track record of solid execution. I’m also an experienced leader capable of establishing the right vision and aligning and motivating teams to achieve that vision.

And finally, I bring a great deal of sales and customer relationship experience to this role. In the consulting world, I spent a great deal of time building and cultivating customer relationships through consistent and continual delivery. As Authentidate regains its footing, our customer relationships are critical to our growth. Our business is not one of selling turn-key solutions and then walking away. We will be taking a long-term view of our customer relationships in order to provide solutions that address their issues to improve the health of their patients and members and reduce costs.

I accepted the role of CEO because I saw an opportunity to turn this company into the organization that it should and can be, and after 4 weeks I still see that opportunity. By applying my years of experience, my knowledge of the industry, my management skills, and my leadership abilities against the solution set and human capital at Authentidate, I believe we can achieve the results that everyone on this call, including me, wants to see.

Turning to the VA contract…

Two weeks ago we informed you that the VA had notified the company that it does not intend to exercise the fourth and final option year of our contract. As a result, our contract with the VA will expire on May 15 of this year. We will be working over the next two months to complete the transition process in a professional and timely manner and fulfill our obligations to the VA.

While we are disappointed with the VA’s decision, it does provide us with an opportunity to re-group and re-focus our efforts against the broader healthcare market. The VA market is saturated. Every device we sold was a hard fought battle, and most difficult because our legacy hardware and software business model meant that our price point was higher than that of our largest competitor. The VA device requirements are onerous and not leverageable across the much larger commercial market. However, the software requirements are leverageable; remember that distinction later when we talk about capturing share in the commercial markets. Because of the hardware factors, our manufacturing and supply chain costs with the VA were untenable given our market share, and we were not able to achieve economies of scale to bring our price point down. As we move away from the VA, we are already well on our way to changing this dynamic.

For the 12 months ended June 30, 2014 the VA contract represented approximately 58%, or $3.2 million of our total revenue and included both recurring services revenue as well as hardware sales.

With the loss of this contract, we expect our recurring service revenues will be reduced by approximately $84,000 per month from our current revenue run-rate in the near-term. The additional revenue reductions from Telehealth are associated with the one time sales of the electronic house call devices and associated peripherals. At the same time, we have taken actions expected to reduce our operating expenses by approximately $130,000 per month beginning in April. The expected reduction in operating expenses is the result of a reduction in staff, contracted resources and other costs. As we disclosed, we expect to record charges totaling up to $202,000 in the second half of the fiscal 2015, comprised of a cash charge of approximately $36,000 related to workforce severance and a non-cash charge of up to $166,000, also related to the reduction in workforce. When completed, we expect annualized operating cost savings of approximately $1.6 million on lower recurring service revenues of approximately $1 million.

Clearly, the VA contract has been a large focus of management’s time and energy, and placed significant demands on our resources. While there is an obvious question of “if our commercially offered products are so good, why did the VA not accept them”, the answer is the process for vendors to introduce new products was slow, even new products or features which were specifically requested. This lengthy process is the primary reason we could not get our commercially viable products inserted into the VA offering.

We have taken immediate steps to reduce our VA contract-related expenses and the significant impact on our cash burn rate. We are working with our current lenders to modify our agreements to allow for an extension of payment terms and are also in discussions with other sources to put bridge financing in place and further bolster our balance sheet. That said, we are singularly focused on taking our products to commercial customers and growing our business across commercial segments and getting out of the cycle of capital raises to cover the losses against our operations.

The Board and I are committed to alleviating the need for continual capital raises by achieving self-sustainability as rapidly as possible. This is the primary focus of the team. While we have numerous opportunities in our pipeline that we believe should allow us to accomplish our goal of self-sustainability, it is too soon for me to provide more specificity on the exact timeline. I wish to assure our shareholders that reaching cash-flow break-even is a primary focus, so as to minimize any further dilution and put the recurring need for financing behind us.

While it is unfortunate that we were not able to achieve the targets we originally established for the VA contract, our years of work with this customer have developed a proven set of solutions that we believe are leverageable in other market segments.

Because of our VA experience, we have a real, road-tested product set including products that aggregate, communicate, and visualize data that enable care-givers to more effectively engage with their patients. The VA had exacting standards, and we met those standards, which, in turn hardened our solutions. The hardening of our total solution set is what gives us the opportunity in the commercial sector.

Which leads me to my third point, our market focus

We remain committed to both of our product lines. We believe the real growth and expansion opportunities are within the Telehealth market. According to IHS, the overall Telehealth market for the U.S. is expected to experience an almost threefold increase over the next few years with an estimated 648 thousand patients receiving Telehealth in 2015 and over 1.9 million patients receiving Telehealth services by 2017. This growth will be largely driven by Medicare, Medicaid, and commercially insured patients. According to Frost and Sullivan, Remote Patient Monitoring, one of our core competencies, will be the single most impactful aspect of Telehealth over the next five years. Herein lies the real opportunity for us to expand our reach and tap into a demand that is much greater than the VA to invigorate top-line growth and margin expansion. To that end, we are focusing our resources, our time, and our sales and delivery talent on hospitals, health plans, home health, and opportunities where there is the greatest demand for our solutions.

At the same time, we remain committed to our Inscrybe workflow product which provides a vital revenue stream. We believe that Inscrybe remains a viable and valuable niche asset and it is one we will continue to nurture. The solution serves a targeted niche, but it is a niche with solid demand and one where we are fulfilling customer needs and generating a core base of revenue. We believe that it remains a very viable part of our portfolio.

In meeting with both existing and prospective customers, my confidence in the market demands and the utility of our solutions has been affirmed. There is a real and increasing need for our core revenue-generating Inscrybe solution and there is a real opportunity to be a game-changer with our Telehealth solutions.

Lastly, I’ll turn to some of my impressions from my first four weeks on the job.

When I took this role, I had three hypotheses. First the company was missing opportunities to expand beyond the VA and into other sectors. Second, there had to be something real in the products for the higher price point at the VA to have sustained as long as it had. And third was my hypothesis about human capital and the talent within the company. I believed there had to be, committed, solid expertise within the company that could be leveraged and could benefit from my industry expertise, my management discipline, and my leadership.

Since joining the company, each of these hypotheses has been validated.

First, the Company needed additional expertise to allow it to harness it’s solution set and drive the growth potential that has existed and most importantly, still does exist. I understand the industry segments. I’ve lived in and generated value in those segments for the last 20 years.

Second, we do have a real product set. Having built and delivered technologies throughout my career, I can attest that we have real assets in our Telehealth solution and with Inscrybe. Based on our customers’ feedback about Inscrybe, and my hands-on use of the Telehealth products, I can tell you the products work. They are real, and I believe they can support the demands of the market and the growth Authentidate needs to achieve.

To be clear, the Telehealth product works and delivers results. I’ve already been asked by multiple stakeholders about why the VA chose to no longer deploy our product. The answer is simple….we were more expensive than our competitors and in the currently constrained government contracting market, price is the leading decision criteria. A natural follow-on question is “if the pricing is too high for the government, why would a commercial entity buy the solution?” The answer is simple. We have diversified our device offering to the commercial industry and now have a product at a much lower price point while retaining and extending the capabilities built and delivered to the VA.

Third, and lastly, the company has extraordinary talent and expertise that can be better leveraged across the enterprise. While we have had to reduce headcount, we’ve done that thoughtfully and have a remaining team of people who are dedicated and highly capable and will be assets in rebuilding this company.

When I joined the company, I shared with the Board a 3 point plan to invigorate sales, stem the losses and position Authentidate as a viable competitor in this space. The plan includes a comprehensive product transformation plan that will include refinement of our product set, a refinement of our pricing against better defined market segmentation and a clearer focus to our marketing and sales effort. Second, the plan includes comprehensive improvements to the fundamental disciplines and controls that influence effective execution. And three, the plan includes a redesign of our organization and expansion of our talent pool. As I’ve said already, I have confidence in current team members, but in order for the Company to grow rapidly and aggressively, the current team will continue to evolve and grow.

As a result of the VA’s decision, we have accelerated the market segmentation and sales process management component of the plan. Within our sales and marketing efforts we have already taken action. First and foremost, we will continue to support our Inscrybe customers and do what is necessary to incrementally enhance that product line. Second, we are focusing our Telehealth marketing and sales efforts with traditional, heads down sales disciplines….finding and qualifying the most relevant leads….filling the pipeline….compressing the pipeline to reduce the time to close….relentlessly pushing to deliver our value proposition to prospective customers. Third, we intend to implement a Telehealth breakout strategy. At the core of this breakout strategy will be a number of innovative pilots targeted at brand named institutions and partners. The focus on Kyocera’s rugged and durable product is part of this but not the only part. We are already engaging with other manufacturers and thought leaders in the space to find the right mix of partners and the right enhancements to our product lines. We intend to develop and work with a diverse mix of business partners. We won’t hang our success on one partner.

We are early in our discussions and the calibration of our pipeline. I will have more to say on this topic as actionable plans and outcomes materialize with targeted partners and prospective customers.

I anticipate that over the next six to 18 months, Authentidate will begin to thrive. I look forward to sharing progress points as they are achieved.

Authentidate has a proven product set. We have a talented team that can deliver that product and solution set. And I believe we will harness all that we have to deliver the value customers and shareholders are looking for. In our next call I expect to share progress against our sales pipeline and progress against optimizing the resources of Authentidate.

That concludes our formal remarks. I will now take any questions you may have. Operator, please open the call for questions.

QUESTIONS AND ANSWERS SESSION

FINAL COMMENTS

Ian Bonnet

Thank you for participating in today’s conference call. We appreciate your interest in our company and look forward to providing you further updates. Should you have any additional questions, please call James Carbonara of Hayden IR or me. Thank you and have a great day.

12